Exhibit 99.1

For Immediate Release

Contact:

CCG Investor Relations

Crocker Coulson, President

Phone: + (1) 646-213-1915

Email: Crocker.Coulson@ccgir.com

One Horizon Group Announces Six Month Results

for the Period Ended December 31, 2012

•      Expects strong growth in 2013 based on existing contracts and robust pipeline of Tier One and Tier Two Carriers

BAAR, Switzerland — May 9, 2013 — One Horizon Group, Inc. (OTC: OHGI) (“One Horizon Group” or the “Company”), which develops software application platforms that optimize mobile voice, instant messaging and advertising communications over the internet, today announced financial results for the six months ended December 31, 2012.

Financial Highlights and Recent Events

•	Revenue was $11.7 million for the six months ended December 31, 2012, compared to $0.7 million for the same period the previous year

•	Income from operations was $6.6 million for the six months ended December 31, 2012, compared to a loss from operations of $1.3 million for the same period the previous year

•	Net income was $5.3 million for the six months ended December 31, 2012, compared to a loss of $1.3 million for the same period the previous year

•	In October 2012, the Company divested its satellite communications subsidiary in order to focus exclusively on software for Tier 1 and Tier 2 mobile network operators

•	In October 2012, Pzzapp, a European provider of VoIP apps for smartphones, commercially launched its optimized mobile VoIP service for smartphones using the Company’s VoIP and messaging platform

•	Completed a $6 million equity financing on February 18, 2013, of which $2.79 million has been received to date

•	Signed contract with Smart Communications, Inc. to roll out a Smart Communications branded Horizon Call mobile VoIP platform, bringing total number of Tier 1 and Tier 2 carriers to 14

•	Entered into joint venture with ZTESoft Technology Co. LTD, a subsidiary of ZTE Corp., to sell licenses for the Horizon platform to international operators and to Chinese enterprises and to roll out a new mobile VoIP platform to China smartphone market

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“We are pleased to announce very encouraging results for the six months ended December 31, 2012 reflecting the success of Horizon Call, our mobile VoIP solution for network operators. Horizon Call is a revolutionary solution that enables users to make high quality calls over Wi-Fi or data connections including 4G, 3G, 2G/EDGE or GPRS, thus dramatically reducing the expense of making overseas calls and providing inexpensive calls while roaming outside of the home country,” stated Mark White, Chief Executive Officer of One Horizon Group.

“Our patent-pending SmartPacket™ technology enables One Horizon Group to improve the efficiency with which voice calls are transmitted over wireless, wire-line or satellite communications networks by approximately 10X, providing higher service quality and reach. We believe we are the only mobile VoIP platform that can effectively operate on congested 2G and 3G networks, which dominate wireless infrastructure in very sizable, fast growing Asian markets such as China, Indonesia, India and the Philippines as well as most of the developing markets.

“Further, One Horizon Group directly addresses network congestion issues resulting from the explosion of smartphones and other mobile computing devices, an issue that is becoming of far greater urgency as smartphone deployments scale and stress already congested infrastructure with data and video traffic. Research firm International Data Corporation (“IDC”) estimates that 918 million smartphones will be shipped in 2013, representing 50.1% of total mobile phone shipments. In the past 18 months One Horizon Group has entered into partnerships with leading telecommunication carriers that allow these operators to improve revenue per user by retaining calls that would have gone to over-the-top (OTT) data applications running on their networks and to reduce customer churn. Our application, which is available on iPhones and Android phones, enables clear voice communications and optimizes the use of IP bandwidth even as we see vast untapped potential,” Mr. White continued.

“Cisco projects global mobile data traffic to increase 13-fold between 2012 and 2017. According to Cisco, at the end of 2012, the number of mobile-connected devices exceeded the number of people on earth, and by 2017, it is expected that there will be 1.4 mobile devices per capita. This has been driven by the availability of cheap GSM data and the massive uptake of smartphones and tablets, devices on which our Horizon Call platform is designed to run. As networks become more and more congested, our unique software service adds value to mobile data networks and gives users more highway and cheaper tolls.”

Share Exchange Transaction and Comparability of Financial Results

In October 2012, the Company (then, Intelligent Communication Enterprise Corporation, (“ICE Corp.”)) and One Horizon Group PLC (“One Horizon UK”) entered into a share exchange transaction through which ICE Corp. acquired One Horizon UK. The share exchange transaction was consummated on November 30, 2012, at which time One Horizon UK became a wholly-owned subsidiary of ICE Corp. On December 27, 2012, the Company changed its name to One Horizon Group, Inc. For more information on the share exchange transaction refer to the Company’s filings with the US Securities and Exchange Commission.

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Prior to the share exchange transaction, One Horizon UK’s fiscal year ended on June 30. On February 13, 2013, the Company’s board of directors changed the Company's fiscal year end from June 30 to December 31. As a result of this change, when reporting its annual financial results with the SEC on Form 10-KT, the Company included the financial information for the six-month transition period from July 1, 2012 to December 31, 2012.

Financial Results for the Six Months Ended December 31, 2012

Revenue was $11.7 million for the six month period ended December 31, 2012, up from $0.7 million for the six month period ended December 31, 2011. The sales growth is expected to continue as more companies sign up for the Horizon Platform.

Gross profit was $11.6 million for the six month period ended December 31, 2012, up from $0.7 million for the six month period ended December 31, 2011. The main reason for the increase was the growth in business and smartphone market globally as well as the Company’s ability to capitalize on market opportunities by entering areas with high population density, high penetration of mobile phones, congested mobile cellular networks and high growth in the adoption of smartphones. Gross margin for the six month period was 99.0%.

Operating expenses were $5.0 million, or 42.7% of sales for the six months ended December 31, 2012 as compared to $1.9 million, or 271.4% of sales for the same period in 2011.  The increase was due to costs related to adding resources to deal with new customers in both data handling and the account management roles. Going forward, management expects these costs to rise due to various public company related expenses including share-based compensation, and various legal and consulting services.

Income from continuing operations before income taxes was $6.7 million for the six month period ended December 31, 2012, compared to a loss from continuing operations before income taxes of $1.3 million for the same period in 2011.

Income from continuing operations was $5.4 million for the six months ended December 31, 2012, compared to a loss of $1.3 million for the same period last year. The operating margin for the six months ended December 31, 2012 was 46.2%.

Net income was $5.3 million for the six months ended December 31, 2012, compared to a loss of $1.3 million for the same period last year.

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Financial Condition

As of December 31, 2012, the Company had $0.7 million in cash and cash equivalents and its working capital, excluding the current portion of deferred revenue, was approximately $0.6 million. As of December 31, 2012, the Company had $0.2 million in long term debt, $22.0 million in deferred revenue and stockholders’ equity was $16.8 million. During the six months ended December 31, 2012, the Company used cash of approximately $0.8 million for operating activities, while investing activities used approximately $0.4 million and financing activities provided approximately $2.0 million in net cash.

Subsequent Equity Financing

On February 18, 2013, the Company entered into an agreement with a shareholder to whom it sold 483,870,968 shares of common stock for an aggregate consideration of $6,000,000, or $0.0124 per share. The Company also issued a common stock purchase warrant to this shareholder exercisable for three years to purchase 241,935,483 shares of Common Stock at an exercise price of $0.0124 per share. Pursuant to the Subscription Agreement, the initial installment of the investment of $2,790,000 was paid in April 2013, with two additional installments totaling $3,210,000 to be made by September 30, 2013.

Business Update and 2013 Outlook

During 2012 the Company entered into a number of new agreements with mobile carriers, including Smart Communications, the number one mobile carrier in the Philippines, bringing the total number of first- and second-tier carriers that have adopted the Horizon Call platform to 14. In addition, the Company entered into a joint venture with ZTESoft Technology Co. LTD, a subsidiary of ZTE Corp., the fourth largest mobile phone manufacturer in the world and the fifth largest telecommunications equipment provider, to sell licenses for the Horizon platform to international operators and to Chinese enterprises and to roll out the mobile VoIP platform in China using Horizon Call technology.

The Company anticipates further revenue growth in 2013 and is exploring several regions and markets where its software application will have the most value-added impact on present business, including India and China. Asia represents a key opportunity for the Company’s Horizon Call platform due to its high population density, high penetration of mobile phones, congested mobile cellular networks and high growth in the adoption of smartphones. These factors will put increased pressure on mobile operators to manage their network availability and provide cost and efficiency advantages relative to current technologies. The Company foresees its Horizon SmartPacket™ as being especially competitive in this region since it is the world’s lowest bandwidth voice compression and transmission protocol and no other software companies offer a solution in such a complete and integrated fashion.

“In 2013, we are intent on growing our Horizon Call platform that offers mobile network operators evolutionary telecommunications efficiencies and higher revenue per user. Horizon Call is available as a white-labeled solution, making it unique to each operator, can be configured for text or audio advertising and can work with the mobile operator’s existing payment system. Furthermore, Horizon Call is available for download on the Google Play store and iTunes App store, allowing operators to reach a much broader audience than preinstalling the application on handsets. As such, Horizon Call provides a very compelling value proposition to our customers. Finally, we believe that the extension of our technology to optimize data applications for personal computers and business-to-business solutions further diversifies our business and augurs further expansion in the periods ahead,” Mr. White concluded.

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About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (“VoIP”) platform for smartphones, and also offers a range of other optimized data applications including messaging and mobile advertising. It is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Switzerland, the United Kingdom, China, India, Singapore and Hong Kong. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

UNAUDITED FINANCIAL TABLES FOLLOW

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ONE HORIZON GROUP, INC.
(formerly Intelligent Communication Enterprise Corporation)
Consolidated Balance Sheets
December 31, 2012, June 30, 2012 and 2011
(in thousands)

	December 31,	June 30,
	2012	2012	2011
Assets

Current assets:
Cash	$699	$-	$-
Accounts receivable, current portion	5,899	953	212
Income taxes recoverable	-	-	60
Other assets	136	121	304
Total current assets	6,734	1,074	576

Accounts receivable, net of current portion	26,263	22,814	2,821
Property and equipment, net	350	419	282
Intangible assets, net	12,329	12,187	10,704
Investment	-	55	-

Total assets	$45,676	$36,549	$14,383

Liabilities and Stockholders' Equity

Current liabilities:
Checks issued in excess of funds on deposit	$-	$39	$92
Accounts payable	750	3,655	676
Accrued expenses	435	2,478	380
Accrued compensation	38	-	-
Income taxes	1,332	163	-
Amounts due to related parties	3,500	2,020	3,885
Current portion of deferred revenue	6,000	4,600	400
Current portion of long-term debt	59	33	1,600
Total current liabilities	12,114	12,988	7,033

Long-term liabilities
Deferred revenue	16,000	13,400	1,200
Long term debt	219	60	-
Deferred income taxes	445	445	445
Mandatorily redeemable preferred shares	90	90	90
Total liabilities	28,868	26,983	8,768

Stockholders' Equity
Preferred stock:
$0.0001 par value, authorized 150,000,000;
no shares issued or outstanding	-	-	-
Common stock:
$0.0001 par value, authorized 250,000,000,000 shares issued and outstanding 18,507,506,667
shares (June 2012 - 14,671,182,339; 2011 - 13,328,442,105)	1,852	1,467	1,333
Additional paid-in capital	19,781	18,139	12,117
Stock subscriptions receivable	(500)	-	-
Retained Earnings (Deficit)	(4,780)	(10,040)	(7,835)
Accumulated other comprehensive income	455	-	-
Total stockholders' equity	16,808	9,566	5,615
Total liabilities and stockholders' equity	$45,676	$36,549	$14,383

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ONE HORIZON GROUP, INC.

(formerly Intelligent Communication Enterprise Corporation)

Consolidated Statements of Operations

For the six months ended December 31, 2012 and 2011 and twelve months ended June 30, 2012 and 2011

(in thousands, except per share data)

	Six months ended December 31,		Twelve months ended June 30,
	2012	2011	2012	2011

Revenue	$11,709	$668	$5,222	$2,726

Cost of revenue	121	15	80	207
Gross profit	11,588	653	5,142	2,519

Expenses:
General and administrative	4,022	1,263	4,570	1,911
Depreciation	73	66	884	321
Amortization of intangibles	873	612	1,478	1,175

	4,968	1,941	6,932	3,407

Income (loss) from operations	6,620	(1,288)	(1,790)	(888)

Other income and expense:
Interest expense	(87)	(53)	(218)	(173)
Foreign exchange	16	44	49	(2)
Interest income	1	-	-	-
Gain on acquisition of subsidiary	-	-	-	476
	(70)	(9)	(169)	301

Income (loss) from continuing operations before income taxes	6,650	(1,297)	(1,959)	(587)

Income taxes (recovery)	1,169	-	69	(316)
Income from continuing operations	5,381	(1,297)	(2,028)	(271)

Discontinued operations:
Loss from discontinued operations	(40)	-	-	-
Loss on sale of discontinued businesses	(81)	-	-	-
Income from discontinued operations	(121)	-	-	-

Net Income (Loss) for the period	$5,260	$(1,297)	(2,028)	$(271)

Earnings per share

Basic net income per share	$0.00	$0.00	(0.00)	$(0.00)

Diluted net income per share	$0.00	$0.00	(0.00)	$(0.00)

Weighted average number of shares outstanding
Basic	16,398,727	13,328,442	13,616,823	12,577,531
Diluted	17,560,866	-	-	-

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ONE HORIZON GROUP, INC.

(formerly Intelligent Communication Enterprise Corporation)

Consolidated Statements of Cash Flows

For the six months ended December 31, 2012 and twelve months ended June 30, 2012 and 2011

(in thousands)

	Six months ended December 31,	Twelve months ended June 30,
	2012	2012	2011

Cash provided by (used in) operating activities:

Operating activities:
Net income (loss) for the period	$5,260	$(2,205)	$(403)

Adjustment to reconcile net income (loss) for the period to net cash provided by (used in) operating activities:
Depreciation of property and equipment	73	884	321
Amortization of intangible assets	873	1,655	1,307
Gain on acquisition of subsidiary	-	-	(476)
Loss on disposal of discontinued businesses	81	-	-
Options issued for services	22	6	6
Warrants issued for services	2	400	-
Common shares issued for services	50	-	-
Common shares issued for services to related parties	1,200	-	-
Changes in operating assets and liabilities net of effects of acquisitions:

Accounts receivable	(8,395)	(20,734)	2,675
Other assets	(15)	182	730
Accounts payable and accrued expenses	(5,153)	539	211
Deferred revenue	4,000	16,400	1,600
Income taxes	1,169	(22)	(608)

Net cash provided by (used in) operating activities	(833)	(2,895)	5,363

Cash used in investing activities:

Acquisition of intangible assets	(486)	(3,466)	(119)
Acquisition of property and equipment	-	(101)	(458)
Cash component upon acquisition	-	-	154
Acquisition of subsidiary	-	-	(2,238)
Acquisition of joint venture	55	(55)	-

Net cash (used in) investing activities	(431)	(3,622)	(2,661)

Cash flow from financing activities:

Dividends paid	-	-	(723)
Increase (decrease) in long-term borrowing, net	-	(980)	(2,071)
Cash proceeds from issuance of common stock	502	5,750	-
Advances from related parties, net of repayment	1,500	1,800	-
Net checks issued in excess of funds	-	(53)	92

Net cash provided by (used in) financing activities	2,002	6,517	(2,702)

Increase (decrease) in cash during the period	738	-	-

Cash (deficiency) at beginning of the period	(39)	-	-

Cash at end of the period	$699	$-	$-

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